Exhibit 99.1

PennantPark Investment Corporation Announces Financial Results for Quarter and Year Ended September 30, 2010

NEW YORK, NY – (Marketwire – November 17, 2010) -- PennantPark Investment Corporation (NASDAQ: PNNT) today announces financial results for its fourth quarter and fiscal year ended September 30, 2010.

HIGHLIGHTS
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Fiscal year ended September 30, 2010
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$664.7
Net assets	$386.6
Net asset value per share	$10.69

Credit facility (Cost $233.1)	$219.1
SBA debentures	$14.5

Yield on debt investments	12.7%

Operating Results:	Year Ended September 30, 2010	Quarter Ended September 30, 2010
Net investment income	$32.1	$9.0
Net investment income per average share	1.09	0.27
Distributions declared per share	1.03	0.26*

Portfolio Activity:
Purchase of long term investments	$309.5	$96.7
Sales and repayments of long term investments	$145.2	$62.5

Number of new portfolio companies invested	17	5
Number of existing portfolio companies invested	12	2
Number of portfolio companies at end of period	43	43

- - - - - - - - - -
* Distributions declared per average share were $0.27.

Except where the context suggests otherwise, the terms “we,” “us,” “our,” “Company,” and “PennantPark Investment” refer to PennantPark Investment Corporation and its Subsidiaries.

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 18, 2010

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, November 18, 2010 to discuss its fourth quarter and full year 2010 financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 741-4239 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4921. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through December 2, 2010 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all replays, please reference conference ID #7462814.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2010, our portfolio totaled $664.7 million and consisted of $234.6 million of senior secured loans, $156.7 million of second lien secured debt, $223.9 million of subordinated debt, and $49.5 million of preferred and common equity investments. This compares to our portfolio as of September 30, 2009, which totaled $469.8 million and consisted of $150.6 million of senior secured loans, $134.4 million of second lien secured debt, $157.1 million of subordinated debt, and $27.7 million of preferred and common equity investments.

As of September 30, 2010, our overall portfolio consisted of 43 companies with an average investment size of $15.5 million and a weighted average yield on debt investments of 12.7%. The portfolio was invested 35% in senior secured loans, 24% in second lien secured debt, 34% in subordinated debt and 7% in preferred and common equity investments. This compares to our portfolio as of September 30, 2009, which consisted of 42 companies with an average investment size of $11.2 million and a weighted average yield on debt investments of 11.4%, and which was invested 32% in senior secured loans, 29% in second lien secured debt, 33% in subordinated debt and 6% in preferred and common equity investments.

For the three months ended September 30, 2010, we invested $96.7 million in 5 new and 2 existing portfolio companies with an overall average yield of 17.1% on debt investments. Sales and repayments of long-term investments for the same period totaled $62.5 million. This compares to the three months ended September 30, 2009 when we invested $64.8 million in 5 new and 3 existing portfolio companies with an overall average yield of 13.8% on debt investments. Sales and repayments of long-term investments for the same period totaled $15.1 million.

For the fiscal year ended September 30, 2010, we invested $309.5 million in 17 new and 12 existing portfolio companies with an overall average yield of 14.9% on debt investments. Sales and repayments of long-term investments for the same period totaled $145.2 million. This compares to the fiscal year ended September 30, 2009 when we invested $112.7 million in 11 new and 8 existing portfolio companies with an overall average yield of 14.5% on debt investments. Sales and repayments of long-term investments for the same period totaled $28.0 million.

“We are pleased with both the activity level and risk-adjusted returns we are originating,” said Arthur Penn, Chairman and Chief Executive Officer. “With the ability to utilize long-term attractively priced SBIC financing and rotate our lower yielding assets, we have two additional avenues to grow income.”

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months and fiscal years ended September 30, 2010 and 2009.

Investment Income

Investment income for the three months ended September 30, 2010 and 2009 was $16.7 million and $11.8 million, respectively. Investment income for the three months ended September 30, 2010 was attributable to $5.5 million from senior secured loans, $3.5 million from second lien secured debt investments, and $6.9 million from subordinated debt investments with the remainder attributable to net accretion of discounts and amortization of premiums. This compares to investment income for the three months ended September 30, 2009 that was primarily attributable to $2.1 million from senior secured loans, $2.8 million from second lien secured debt investments, and $5.9 million from subordinated debt investments with the remainder attributable to interest income accretion of discounts and amortization of premiums.

Investment income for the fiscal years ended September 30, 2010 and 2009 was $60.1 million and $45.1 million, respectively. Investment income for the fiscal year ended September 30, 2010 was attributable to $16.9 million from senior secured loans, $13.2 million from second lien secured debt investments, and $24.7 million from subordinated debt investments with the remainder attributable to net accretion of discounts and amortization of premiums. This compares to investment income for the fiscal year ended September 30, 2009 that was primarily attributable to $6.0 million from senior secured loans, $12.2 million from second lien secured debt investments, and $24.1 million from subordinated debt investments with the remainder attributable to interest income from accretion of discounts and amortization of premiums.

Expenses

Expenses for the three months ended September 30, 2010 and 2009 totaled $7.7 million and $5.8 million, respectively. Of these totals, base management fees were $3.3 million and $2.2 million, and performance-based incentive fee totaled $2.2 million and $1.5 million, credit facility and SBA debentures related expenses, as applicable, totaled $1.1 million and $0.8 million, and general and administrative expenses totaled $1.1 million and $1.3 million, respectively, for the same periods.

Expenses for the fiscal years ended September 30, 2010 and 2009 totaled $28.0 million and $22.4 million, respectively. Of these totals, base management fees were $11.6 million and $7.7 million, and performance-based incentive fee totaled $8.0 million and $5.7 million, credit facility and SBA debentures related expenses, as applicable, totaled $3.7 million and $4.6 million, general and administrative expenses totaled $4.6 million and $4.4 million, respectively, for the same periods. Additionally, during the fiscal year end September 30, 2010, there was an excise tax of $0.1 million. The increase in expenses over the prior year was primarily due to the growth of our portfolio and net investment income.

Net Investment Income

Net investment income totaled $9.0 million and $6.0 million or $0.27 and $0.28 per share for the three months ended September 30, 2010 and 2009, respectively.

Net investment income totaled $32.1 million and $22.7 million or $1.09 and $1.08 per share for the fiscal years ended September 30, 2010 and 2009, respectively.

Net Realized Gains (Losses)

Sales and repayments of long-term investments totaled $62.5 million and $15.1 million, for the three months ended September 30, 2010 and 2009, respectively. Net realized gains (losses) totaled $1.2 million and $(8.4) million, respectively, for the same periods.

Sales and repayments of long-term investments totaled $145.2 million and $28.0 million, respectively, for the fiscal years ended September 30, 2010 and 2009. Net realized losses totaled $15.4 million and $39.2 million, respectively, for the same periods.

Net Unrealized Appreciation (Depreciation) on Investments and Credit Facility

Net change in unrealized appreciation on investments totaled $3.2 million and $32.2 million for the three months ended September 30, 2010 and 2009, respectively. Net change in unrealized (appreciation) depreciation on credit facility totaled $(6.8) million and $3.6 million for the three months ended September 30, 2010 and 2009, respectively.

Net change in unrealized appreciation on investments and cash equivalents totaled $35.5 million and $44.5 million for the fiscal years ended September 30, 2010 and 2009, respectively. Net change in unrealized (appreciation) depreciation on credit facility totaled $(35.7) million and $7.8 million for the fiscal years ended September 30, 2010 and 2009.

On September 30, 2010 and 2009, net unrealized appreciation (depreciation) on investments totaled $8.0 million and $(27.5) million, respectively. On September 30, 2010 and 2009, net unrealized appreciation on credit facility totaled $13.9 million and $49.6 million, respectively.

Net Increase in Net Assets Resulting From Operations

Net increase in net assets resulting from operations totaled $6.6 million and $26.2 million or $0.20 and $1.23 per share, for the three months ended September 30, 2010 and 2009, respectively.

Net increase in net assets resulting from operations totaled $16.5 million and $35.8 million or $0.56 and $1.70 per share, for the fiscal years ended September 30, 2010 and 2009, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from our credit facility, SBA debentures and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our credit facility, the SBA debentures, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

On September 30, 2010, we had $233.1 million in borrowings outstanding (including a $5.2 million temporary draw), with a fair market value of $219.1 million, with a weighted average interest rate at that time of 1.34% exclusive of the fee on the undrawn commitment of 0.20%, and $66.9 million remaining unused under our senior secured revolving credit facility.

On August 5, 2010, SBIC LP received a SBA debenture commitment of $33.5 million. As of September 30, 2010, $14.5 million of the $33.5 million commitment was drawn with a weighted average interest rate of 0.93% exclusive of the 3.43% in upfront fees. Of the $14.5 million of SBA debentures outstanding, $0.5 million is fixed for 10-years with a rate of 3.50% (inclusive of the SBA annual fee) and $14.0 million is temporary financing currently bearing a rate of 0.84% that will reset to a market-driven rate in March 2011. The remaining unused SBA debentures totaled $19.0 million as of September 30, 2010. See recent developments below for information pertaining to the increased commitment and availability under the SBA debenture program.

At June 30, 2010, we had over a $100 million of assets bearing a coupon of 9% or lower. We will look to rotate these assets into new higher yielding investments over time.

On February 2, 2010, our stockholders approved a proposal that authorizes us to sell shares of our common stock below the then current net asset value per share of our common stock in one or more offerings for a period of 12 months. On August 23, 2010, we sold 4.6 million shares of our common stock below the then current net asset value per share of our common stock, resulting in proceeds of $44.4 million, including the underwriters’ overallotment option and net of offering costs. Any decision to sell shares below the then current net asset value per share of our common stock in one or more offerings is subject to the determination by our board of directors that such issuance and sale is in our and our stockholders' best interests. Any sale or other issuance of shares of our common stock at a price below net asset value per share has resulted and will continue to result in an immediate dilution to our stockholder's interest in our common stock and a reduction of our net asset value per share.

During the fiscal year ended September 30, 2010, we generated operating cash flows primarily from interest earned on debt investments and sales of investments. Our primary use of funds from operations during the same period consisted of investments in portfolio companies, payments of fees and other operating expenses we incurred. For the fiscal year ended September 30, 2010, our operating activities used cash of $127.1 million and our financing activities provided cash of $95.6 million for the same period, primarily from proceeds of common stock offerings and draws on our credit facility and SBA debentures.

During the fiscal year ended September 30, 2009, we generated operating cash flows primarily from interest earned on debt investments. Our primary use of funds for operations during the same period consisted of investments in portfolio companies, payments of fees and other operating expenses we incurred. For the fiscal year ended September 30, 2009, our operating activities used cash of $42.4 million and our financing activities provided cash of $35.4 million for the same period, primarily from proceeds of a common stock offering and draws on our credit facility.

DISTRIBUTIONS

During the fiscal years ended September 30, 2010 and 2009, we declared to stockholders distributions of $1.03 and $0.96 per share, respectively, or $32.3 million and $20.2 million, respectively. For the three months ended September 30, 2010 and 2009, we declared stockholders distributions of $0.26 or $9.4 million and $0.24 or $5.1 million, respectively. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year.

RECENT DEVELOPMENTS

On November 4, 2010, SBIC LP received a debt commitment from the SBA for an additional $66.5 million bringing its total debt commitment from the SBA to $100.0 million. Subsequent to September 30, 2010, SBIC LP completed its SBA examination in order to gain access to the full SBA commitment subject to customary regulatory requirements.

AVAILABLE INFORMATION

PennantPark Investment Corporation makes available on its website its Annual Report on Form 10-K, which also serves as its annual report to stockholders. The Company has filed its Annual Report on Form 10-K with the Securities Exchange Commission, and stockholders may find the report on www.pennantpark.com. Stockholders may receive a hard copy of the annual report free of charge by submitting a written request to the Company.

PENNANTPARK INVESTMENT CORPORATIONAND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(Audited)

	September 30,
	2010	2009
Assets
Investments at fair value
Non-controlled, non-affiliated investments, at fair value (cost—$631,280,755 and $479,909,805, respectively)	$641,290,626	$453,644,335
Non-controlled, affiliated investments, at fair value (cost—$17,427,648 and $17,378,081, respectively)	15,433,680	16,115,738
Controlled, affiliated investments, at fair value (cost—$8,000,100 and $0, respectively)	8,000,100	—
Total of Investments, at fair value (cost—$656,708,503 and $497,287,886, respectively)	664,724,406	469,760,073
Cash equivalents	1,814,451	33,247,666
Interest receivable	12,814,096	5,539,056
Receivables for investments sold	30,254,774	2,726,007
Prepaid expenses and other assets	1,886,119	1,108,567
Total assets	711,493,846	512,381,369
Liabilities
Distributions payable	9,401,281	5,056,505
Payable for investments purchased	52,785,000	19,489,525
Unfunded investments	22,203,434	6,331,385
Credit facility payable (Cost: $233,100,000 and $225,100,000, respectively)	219,141,125	175,475,380
SBA debentures payable (Cost: $14,500,000 and $0, respectively)	14,500,000	—
Interest payable on credit facility and SBA debentures	215,135	72,788
Management fee payable	3,286,816	2,220,110
Performance-based incentive fee payable	2,239,011	1,508,164
Accrued other expenses	1,146,821	1,647,244
Total liabilities	324,918,623	211,801,101
Net Assets
Common stock, par value $0.001 per share, 100,000,000 shares authorized and 36,158,772 and 25,368,772 shares issued and outstanding, respectively	36,159	25,369
Paid-in capital in excess of par	428,675,184	327,062,304
Undistributed net investment income	1,800,646	1,890,235
Accumulated net realized loss on investments and cash equivalents	(65,911,544)	(50,494,447)
Net unrealized appreciation (depreciation) on investments	8,015,903	(27,527,813)
Net unrealized depreciation on credit facility	13,958,875	49,624,620
Total net assets	$386,575,223	$300,580,268
Total liabilities and net assets	711,493,846	512,381,369
Net asset value per share	$10.69	$11.85

PENNANTPARK INVESTMENT CORPORATIONAND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Audited)

	September 30,
	2010	2009
Investment income:
From non-controlled, non-affiliated investments:
Interest	$57,467,862	$43,613,233
Other	1,069,514	154,311
From non-controlled, affiliated investments:
Interest	1,358,031	1,351,227
Other	34,350	—
From controlled, affiliated investments:
Interest	210,000	—
Total investment income	60,139,757	45,118,771
Expenses:
Base management fee	11,618,773	7,715,615
Performance-based incentive fee	8,018,309	5,683,388
Interest and expenses on the credit facility and SBA debentures	3,672,444	4,628,564
Administrative services expenses	2,328,210	2,319,759
Other general and administrative expenses	2,329,110	2,052,530
Expenses before income tax	27,966,846	22,399,856
Income tax expense	98,294	—
Net expenses	28,065,140	22,399,856
Net investment income	32,074,617	22,718,915
Realized and unrealized (loss) gain on investments, cash equivalents and credit facility:
Net realized loss on non-controlled, non-affiliated investments	(15,417,097)	(39,243,879)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	36,275,341	46,954,325
Non-controlled, affiliated investments	(731,625)	(2,455,952)
Credit facility	(35,665,745)	7,828,620
Net change in unrealized (depreciation) appreciation	(122,029)	52,326,993
Net realized and unrealized (loss) gain from investments, cash equivalents and credit facility	(15,539,126)	13,083,114
Net increase in net assets resulting from operations	$16,535,491	$35,802,029
Net increase in net assets resulting from operations per common share	$0.56	$1.70
Net investment income per common share	$1.09	$1.08

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. From time to time, we may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
Visit us on the web at: www.pennantpark.com